Exhibit 23.5







                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-3 of our report on Key Financial Systems, Inc., dated March 30, 2001, which appears in the Annual Report on Form 10-K of Equitex, Inc. For the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
December 9, 2002